UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2023

Elys Game Technology, Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

 (Address of principal executive offices, zip code)

1-561-838-3325

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELYS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2023, Elys Game Technology, Corp. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) formally notifying the Company that the Nasdaq Hearings Panel (the “Panel”) has determined to delist Company’s common stock from the Nasdaq Capital Market and would suspend trading of Company’s common stock on the Nasdaq Capital Market, effective at the open of business on October 17, 2023 (the “Delisting Letter”). The Panel made this determination due to the Company’s failure to achieve certain milestones under its plan of compliance, as presented to the Panel on August 1, 2023. A copy of the press release, dated October 16, 2023, announcing Company’s receipt of Nasdaq’s final delisting letter, is attached hereto as Exhibit 99.1.

The Delisting Letter provides that the Company may request the Nasdaq Listing and Hearing Review Council to review the delisting decision within 15 days from the date of the Delisting Letter. The Company is currently carefully evaluating whether such an appeal of Nasdaq’s decision is warranted. The Company’s evaluation will take into account various factors, including the board of directors’ assessment of the likelihood of the Company regaining and maintaining compliance with Nasdaq listing requirements. Additionally, the evaluation will encompass an analysis of the benefits of continuing to be listed on Nasdaq compared to the substantial costs, including the extensive commitment of management’s time and resources for complying with various listing requirements.

The Company has initiated the process of transferring the quotation of its common stock to one of the over-the-counter markets operated by OTC Markets Group Inc. The shares of the Company’s common stock are expected to begin trading on October 17, 2023 and under the symbol “ELYS.”

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the failure to submit a timely appeal to Nasdaq, the ability to regain compliance with the Minimum Bid Price Rule as a result of the proposed Reverse Split or otherwise in the future, the ability to meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other risks, uncertainties and factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report for the year ended December 31, 2022 on Form 10-K, which was filed with the SEC. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this report as of the date hereof and assumes no obligations to update the information included in this report or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 16, 2023, titled Elys Game Technology Announces Decision of Nasdaq Hearings Panel To Delist Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elys Game Technology, Corp.

Dated: October 16, 2023	By:
	Name:	Michele Ciavarella
	Title:	Executive Chairman